Exhibit 99.1

RR DONNELLEY	NEWS RELEASE

RR DONNELLEY NAMES THOMAS J. QUINLAN, III INTERIM CHIEF FINANCIAL OFFICER; ANNOUNCES EXPECTED FIRST-QUARTER 2006 EARNINGS AND REAFFIRMS FULL-YEAR 2006 EARNINGS GUIDANCE

CHICAGO, April 27, 2006 – R.R. Donnelley & Sons Company (NYSE: RRD) announced today that the company will appoint Thomas J. Quinlan, III as its interim Chief Financial Officer, effective May 11, 2006. Mr. Quinlan will replace Glenn R. Richter, who will become Chief Administrative Officer of Nuveen Investments. Mr. Richter will remain with RR Donnelley to complete the first quarter financial reporting requirements and to ensure an orderly transition. RR Donnelley intends to name a permanent Chief Financial Officer following an appropriate process.

Mr. Quinlan, who also will continue as Executive Vice President, Operations, has been with RR Donnelley and its predecessor companies since 2000, serving in executive management positions in finance and operations, including EVP, Treasurer from December 2000 until December 2002. Mr. Quinlan has been primarily responsible for the integration of RR Donnelley and Moore Wallace and the earlier integration of Moore Corporation Limited and Wallace Computer Services. He served previously in senior finance positions at World Color Press and Walter Industries. He holds an MBA in finance from St. John’s University and a Bachelor of Science in finance from Pace University.

“Tom Quinlan is a seasoned financial executive who is intimately familiar with our business and who brings fine leadership skills to this new role,” said Mark A. Angelson, RR Donnelley’s Chief Executive Officer. “I wish Glenn Richter well as he pursues his new opportunity.”

The company expects its first quarter 2006 non-GAAP earnings per fully diluted share will be $0.55 to $0.57 and also reaffirms its previously announced earnings guidance for the full year of 2006. The company will discuss its first quarter results on its scheduled earnings conference call on May 2.

The company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the company’s operating performance. Internally, the company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP net earnings exclude restructuring and impairment charges and the results of discontinued operations in the first quarter of 2006. A reconciliation of GAAP net earnings per fully diluted share to non-GAAP net earnings per fully diluted share for these adjustments is presented in the attached table.

About RR Donnelley

RR Donnelley (NYSE: RRD) is the world’s premier full-service provider of print and related services, including document-based business process outsourcing. Founded more than 140 years ago, the company provides solutions in commercial printing, direct mail, financial printing, print fulfillment, forms and labels, logistics, call centers, transactional print-and-mail, print management, online services, digital photography, color services, and content and database management to customers in the publishing, healthcare, advertising, retail, technology, financial

RR DONNELLEY NAMES THOMAS J. QUINLAN, III INTERIM CHIEF FINANCIAL OFFICER; ANNOUNCES EXPECTED FIRST-QUARTER 2006 EARNINGS AND REAFFIRMS FULL-YEAR 2006 EARNINGS GUIDANCE

services and many other industries. The largest companies in the world and others rely on RR Donnelley’s scale, scope and insight through a comprehensive range of online tools, variable printing services and market-specific solutions. For more information, visit the company’s web site at www.rrdonnelley.com.

Use of Forward-Looking Statements

This news release may contain “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC. RR Donnelley disclaims any obligation to update or revise any forward-looking statements.

RR DONNELLEY NAMES THOMAS J. QUINLAN, III INTERIM CHIEF FINANCIAL OFFICER; ANNOUNCES EXPECTED FIRST-QUARTER 2006 EARNINGS AND REAFFIRMS FULL-YEAR 2006 EARNINGS GUIDANCE

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Net Earnings per Fully Diluted Share

(UNAUDITED)

Three months ended March 31, 2006

Net earnings per fully diluted share
GAAP	$0.49 to 0.51
Non-GAAP adjustments:
Restructuring and impairment charges, net (1)	0.05
Net loss from discontinued operations (2)	0.01

Total non-GAAP adjustments	0.06

Non-GAAP	$0.55 to 0.57

(1)	Restructuring and impairment: Operating results for the three months ended March 31, 2006 were affected by the following restructuring and impairment charges: $13.6 million for employee termination costs primarily associated with restructuring actions; $2.6 million of other restructuring costs, primarily lease termination costs; and $0.4 million for impairment of other long-lived assets.

(2)	Net loss from discontinued operations: Net loss from discontinued operations in 2006 primarily reflects costs resulting from a subtenant bankruptcy related to a facility previously occupied by the company’s package logistics business.